SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               Date of Report:  February 11, 2002


                 Commission File Number 1-12202


                 NORTHERN BORDER PARTNERS, L.P.
     (Exact name of registrant as specified in its charter)



                 DELAWARE                      93-1120873
     (State or other jurisdiction of         (I.R.S. Employer
      incorporation or organization)      Identification Number)



              Enron Building
            1400 Smith Street
              Houston, Texas                      77002
          (Address of principal                 (Zip code)
            executive offices)


                         (713) 853-6161
                 (Registrant's telephone number,
                      including area code)

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     (a)  Effective February 5, 2002, Arthur Andersen LLP
("Andersen") resigned as auditors of Northern Border Partners, L.P. (the "Partnership").

     (b) The reports of Andersen on the Partnership's financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope, uncertainty or accounting principles. Andersen has advised that it has not withdrawn any of its opinions expressed in their auditor's report for any periods for which they conducted audits of the Partnership.

     (c) The resignation by Andersen was not approved by the Policy Committee or the Audit Committee of the Partnership.

     (d) During the preceding two years and in the subsequent interim periods, there were no disagreements with Andersen on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which if not resolved to the satisfaction of Andersen would have caused Andersen to make reference to the matter in their report. The Partnership has requested Andersen to furnish the Partnership a letter addressed to the Commission stating whether it agrees with the above statements.

     (e) During the preceeding two years and in the subsequent interim periods, there were no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K.

     (f) The Audit Committee has authorized the engagement of KPMG LLP as the Partnership's independent auditor subject to KPMG LLP completing the process of its standard client evaluation procedures. The Partnership believes that it will be able to comply with the requirements for filing year end 2001 reports under the Securities and Exchange Act of 1934.


ITEM 5.   OTHER EVENTS

          The registrant is filing herewith a copy of its press release dated February 11, 2002.

ITEM 7.   EXHIBITS

          99.1 Northern Border Partners, L.P. press release dated February 11, 2002.

          99.2      Arthur Andersen LLP letter dated February 5, 2002.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   NORTHERN BORDER PARTNERS, L.P.
                                   (A Delaware Limited Partnership)

Date:  February 11, 2002           By:  JERRY L. PETERS
                                        Jerry L. Peters
                                        Chief Financial and Accounting
                                         Officer


                          EXHIBIT INDEX


Exhibit No.

   99.1      Northern Border Partners, L.P. press release dated
             February 11, 2002.

   99.2      Arthur Andersen LLP letter dated February 5, 2002.